CONTRATO DE CESIÓN DE DERECHOS MINEROS, QUE CELEBRAN, POR UNA PARTE, EL SR.  MANUEL DE JESUS HERNANDEZ TOVAR, POR SU PROPIO DERECHOY POR LA OTRA PARTE, REAL DE PLATA RESOURCES, S.A. DE C.V., REPRESENTADA EN ESTE ACTO POR EL SR. PHILIP DENIS DE SOUZA, AL TENOR DE LO SIGUIENTE:

1.

MANUEL DE JESUS HERNANDEZ TOVAR (en adelante denominado “EL CEDENTE”) actuando por su propio derecho, mexicano, mayor de edad, domiciliado en Calle Teodoro Mariscal No. 914, Fraccionamiento Estadio, C.P. 82140, Mazatlán, Sinaloa, soltero, legalmente hábil y capacitado para contratar y ser titular de concesiones mineras, e inscrito en el Registro Federal de Contribuyentes (RFC) bajo la clave HETM531219N15.

      Por una parte, y por la otra,

2.

REAL DE PLATA RESOURCES, S.A. DE C.V. (en adelante denominada “LA CESIONARIA”), sociedad minera constituida conforme a las leyes de los Estados Unidos Mexicanos, constituida mediante escritura pública número 4,078 pasada ante fe del Notario Público número 4 de la ciudad de Guadalajara, Jalisco, en fecha 8 de noviembre de 2007, legalmente capacitada para ser titular de concesiones mineras y para celebrar todo tipo de contratos relacionados con dichas concesiones mineras, representada en este acto por su apoderado, el Sr. PHILIP DENIS DE SOUZA, cuya representación deriva del poder que le fue otorgado mediante escritura pública número 4,190 pasada ante fe del Notario Público número 4 de la ciudad de Guadalajara, Jalisco, en fecha 14 de enero de 2008.

Cada uno, de EL CEDENTE y LA CESIONARIA son en adelante individualmente denominados una “Parte” y conjuntamente denominados las “Partes”.

A N T E C E D E N T E S:

1.

MANUEL DE JESUS HERNANDEZ TOVAR adquirió LAS CONCESIONES mediante diferentes contratos de cesión de derechos documentos que se encuentran registrados en el Registro Público de Minería de la Dirección General de Minas.

2.

El Sr. MANUEL DE JESUS HERNANDEZ TOVAR, desea ceder LAS CONCESIONES a REAL DE PLATA RESOURCES, S.A. DE C.V., de conformidad con este documento.

CONSIDERANDO

A)

Que, a fin de que LA CESIONARIA se convierta en la titular de los títulos de concesión minera que amparan a los lotes descritos en el Anexo “A” de este Contrato (en adelante LAS CONCESIONES),  EL CEDENTE desea ceder a LA CESIONARIA, y LA CESIONARIA desea adquirir mediante cesión de EL CEDENTE, los derechos mineros que se deriven de cada uno de los títulos de concesión minera que amparan a LAS CONCESIONES (en adelante denominados “LOS DERECHOS MINEROS”).

En virtud de lo declarado por las Partes en el considerando expuesto, las Partes por este medio otorgan el contrato de cesión de derechos mineros (en adelante denominado el “EL CONTRATO”), contenido en las cláusulas siguientes:

C L A U S U L A S

PRIMERA.

Cesión de LOS DERECHOS MINEROS.

EL CEDENTE por este medio cede y transfiere, en este acto y en forma irrevocable, LOS DERECHOS MINEROS a favor de LA CESIONARIA, libres de toda carga, prenda, gravamen, afectación o limitación de cualquier tipo. Por su parte, LA CESIONARIA acepta dicha cesión.

SEGUNDA.

Precio.

2.1

Las Partes acuerdan que el precio por la cesión y transferencia prevista en este Contrato, será el monto que resulte de aplicar una regalía de cero coma treinta y tres por ciento (0,33%), calculada en base a los ingresos netos de fundición (net smelter returns o NSR), sobre los minerales extraídos y recuperados de las concesiones mineras que resulten de LAS CONCESIONES, de conformidad con la fórmula y las regulaciones establecidas en el anexo “B” de este Contrato.

2.2

A todos los pagos por concepto de precio por la cesión y transferencia prevista en este Contrato se les adicionará el Impuesto al Valor Agregado (IVA) correspondiente, y serán pagados en pesos mexicanos.

2.3

En virtud del régimen en el que EL CEDENTE se encuentra dado de alta ante las autoridades fiscales, por los pagos que se realicen a EL CEDENTE conforme a esta Cláusula no procederá efectuar retención alguna de impuesto sobre la renta (ISR) ni de IVA conforme a las regulaciones aplicables. Por cada pago que reciba EL CEDENTE, éste deberá expedir una factura en la que se desglose expresamente el IVA y que cumpla con todos los requisitos fiscales aplicables. Será obligación de cada Parte dar cumplimiento a las obligaciones que les impongan las disposiciones legales aplicables en materia fiscal, incluyendo la de declarar y enterar los impuestos que les correspondan, según sea procedente.

TERCERA. Honorarios, Derechos, Impuestos y Gastos.

Todos los honorarios notariales, gastos notariales y derechos de inscripción que se originen por el otorgamiento y celebración del presente Contrato o por la cesión y transferencia prevista en este Contrato, serán pagados por LA CESIONARIA, pero no así los honorarios legales y gastos en que incurra cada Parte por la celebración de este Contrato, los cuales serán pagados por la Parte que corresponda, ni los impuestos que se causen sobre los ingresos que obtenga EL CEDENTE, los que serán pagados por éste último.

Todas las cargas, impuestos, derechos y obligaciones, que deriven de la titularidad de las concesiones mineras que amparen  a LAS CONCESIONES, o que se relacionen en cualquier otra forma con dichas concesiones mineras, incluyendo sin limitación los derechos sobre minería, a partir de la fecha de firma y ratificación ante Fedatario Público del presente instrumento por ambas partes, serán por cuenta de y pagados por LA CESIONARIA.

CUARTA. Obligaciones Adicionales de EL CEDENTE.

Además de las obligaciones asumidas por EL CEDENTE en las Cláusulas precedentes, EL CEDENTE tendrá las siguientes obligaciones adicionales:

4.1

No solicitar, realizar o aceptar modificaciones o cambios a la información contenida en LAS CONCESIONES, no solicitar o aceptar la reducción, división o unificación de la superficie que abarca cualquiera de LAS CONCESIONES, y no desistir de los DERECHOS MINEROS.

4.2

Mantener LOS DERECHOS MINEROS, libres de cargas, prendas o gravámenes o limitaciones de cualquier tipo.

4.3

Mantener a LA CESIONARIA libre y a salvo de cualquier reclamación y responsabilidad que pudiera tratar de imputársele por actos u omisiones que sean directamente imputables a EL CEDENTE y que sean de su exclusiva responsabilidad.

4.4

Colaborar con LA CESIONARIA en cualquier trámite que ésta requiera para asegurarse el acceso a los terrenos superficiales que abarcan LAS CONCESIONES.

4.5

Hacer sus mejores esfuerzos para: (i) no permitir en ningún momento el acceso a los terrenos superficiales que abarcan LAS CONCESIONES a terceros distintos de LA CESIONARIA; y (ii) no consentir invasiones de terceros, ni que éstos realicen trabajos de exploración, acarreo de mineral en los terrenos superficiales que abarcan LAS CONCESIONES.

QUINTA. Aseveraciones y Garantías.

5.1

Aseveraciones y garantías de LA CESIONARIA: LA CESIONARIA asevera y garantiza a EL CEDENTE, y entiende que éste suscribe este Contrato asumiendo la veracidad y exactitud de dichas aseveraciones y garantías, que:

a)

LA CESIONARIA es una persona moral válidamente constituida y existente conforme a las leyes mexicanas, es de objeto lícito y se encuentra en plena validez y vigencia de acuerdo a las leyes y regulaciones que le son aplicables;

b)

LA CESIONARIA tiene la capacidad legal para obligarse bajo este Contrato, y la suscripción del mismo ha sido autorizada suficientemente por sus respectivas autoridades corporativas internas de acuerdo a sus estatutos y a la ley aplicable; la suscripción de este Contrato no constituye violación alguna de sus estatutos, de contratos previos vigentes, ni de la legislación que le es aplicable; la persona que suscribe este Contrato en su representación ha sido investida debida y suficientemente para ejercer los derechos y cumplir con las obligaciones derivadas de la suscripción de este Contrato y sus documentos conexos y de ejecución; y

c)

No existe ningún contrato vigente, ni alguna reclamación o derechos de terceros, ni acciones o investigaciones legales, judiciales o administrativas, actuales o previsibles, de las cuales puedan derivarse la invalidez o ineficacia de este Contrato, que pudiera impedir o restringir su capacidad  para suscribir el mismo o para llevar a cabo las actividades de ejecución del mismo.

5.2

Aseveraciones y garantías de EL CEDENTE: EL CEDENTE asevera y garantiza a LA CESIONARIA, y entiende que ésta suscribe este Contrato asumiendo la veracidad y exactitud de dichas aseveraciones y garantías, que:

a)

EL CEDENTE es un ciudadano mexicano, hábil para solicitar, adquirir y ser titular de derechos mineros, no se encuentra inhabilitado de ninguna manera y es legalmente capaz para obligarse de conformidad con este Contrato;

b)

EL CEDENTE no requiere de autorización alguna de terceros para ejercer los derechos y cumplir con las obligaciones derivadas de la suscripción de este Contrato y sus documentos conexos y de ejecución, y los derechos de los que dispone no están sujetos a comunidad o copropiedad alguna, legal o convencional;

c)

EL CEDENTE no se encuentra sujeto a quiebra, atraso o a algún régimen que implique alguna restricción en el ejercicio de sus derechos o a la disposición de sus bienes, incluyendo sin limitación LOS DERECHOS MINEROS;

d)

Este Contrato será obligatorio y vinculante para cada uno de sus sucesores o herederos;

e)

No existen derechos de preferencia, contratos vigentes, acuerdos o cualesquiera derechos de terceros que impidan o condicionen su capacidad para ceder y transferir LOS DERECHOS MINEROS en los términos descritos en este Contrato;

f)

EL CEDENTE no ha ejecutado acto alguno, que grave, afecte o limite, en cualquier forma, LOS DERECHOS MINEROS, por lo que garantiza que LOS DERECHOS MINEROS pueden ser cedidos y transferidos libremente por EL CEDENTE sin que requiera autorización de, o notificación previa alguna a, terceros, incluidas autoridades gubernamentales;

g)

EL CEDENTE ha dado cumplimiento a todas las obligaciones previstas en las disposiciones legales aplicables a LAS CONCESIONES y, por ende, garantiza que los derechos y capacidad de EL CEDENTE, respecto a LAS CONCESIONES, no han sido limitados ni revocados, y que no ha incurrido en causal de nulidad, suspensión o insubsistencia de derechos y que, además, no se encuentra en conocimiento de oposición alguna de cualquier tercero respecto de la firma de este documento.

h)

La suscripción y ejecución de este Contrato por parte de EL CEDENTE no implicará o causará:

i.

Algún conflicto con, o la violación o infracción de, algún contrato del que EL CEDENTE sea parte o de alguna regulación a la que se encuentre sujeto;

ii.

Algún conflicto con, o una violación de, cualquier normativa aplicable a EL CEDENTE;

iii.

Alguna violación de cualquier regulación, orden judicial o administrativa a que estuviere sujeto EL CEDENTE; o

iv.

La activación a favor de algún tercero de un derecho de considerar un plazo como vencido  o de aceleración, de terminación o de indemnización bajo cualquier contrato del que EL CEDENTE sea parte.

i)

La situación financiera de EL CEDENTE es de adecuada solvencia, y no existe riesgo alguno de embargos o ejecuciones judiciales o administrativas contra su patrimonio derivados de deudas o disputas con terceros.

j)

No existen litigios, acciones o procedimientos administrativos o judiciales en los que EL CEDENTE sea parte y cuyo resultado afecte o pueda afectar materialmente su situación financiera o su titularidad o capacidad de disposición de LOS DERECHOS MINEROS.

k)

El CEDENTE se obliga a proporcionar a la CESIONARIA toda la información que se le solicite, así como firmar, acreditar y cumplir cualquier otro requisito necesario, a fin de que esta última ejerza los derechos que aquí se le confieren, comprometiéndose también al saneamiento para el caso de evicción, incluyendo la presentación y solución a cualquier incumplimiento previo a la fecha de este Contrato, por aquellas obligaciones correspondientes a las CONCESIONES MINERAS, que pudiesen surgir en fechas posteriores a la firma de este instrumento.

SEXTA. Incumplimiento.

El incumplimiento de una Parte con las obligaciones contraídas en este Contrato dará derecho a la otra Parte a solicitar el inmediato cumplimiento de las obligaciones incumplidas, para tal objeto, deberá pedir por escrito a la Parte incumplida dar cumplimiento a dichas obligaciones y, si después de treinta (30) días de la fecha en que se hubiera entregado su solicitud, el incumplimiento subsiste y no se han realizado esfuerzos razonables para remediar dicho incumplimiento, entonces la Parte afectada tendrá derecho, a su elección, de demandar judicialmente el cumplimiento forzoso de las obligaciones incumplidas o de dar por terminado este Contrato, teniendo además derecho a solicitar el pago de daños y perjuicios.

SÉPTIMA. Contrato Total

El presente Contrato refleja el acuerdo total de las Partes respecto de su objeto (es decir, respecto de la cesión y transferencia de LOS DERECHOS MINEROS por parte de EL CEDENTE a LA CESIONARIA), por lo que, el mismo cancela y deja sin efecto cualquier contrato, convenio o carta de intención que las Partes hubieren celebrado entre sí o con terceros, con anterioridad respecto a LAS CONCESIONES.

Este Contrato obligará en todos sus términos y condiciones a los herederos, legatarios, causahabientes y cesionarios de las Partes.

Las Partes convienen en ratificar el presente Contrato ante Notario Público, y LA CESIONARIA se obliga a inscribir en el Registro Público de Minería este Contrato; para efectos de lo cual, EL CEDENTE se obliga a proporcionar y/o firmar cualquier documento adicional que pueda ser necesario, así como a colaborar ampliamente y de buena fe, para que se obtenga dicha inscripción y para dar plenos efectos a este Contrato, de conformidad con lo dispuesto en la Ley Minera y su Reglamento.

En el supuesto de que el Registro Público de Minería, considerase necesario que este documento y los que de él se deriven se contengan en escritura pública, EL CEDENTE, autoriza a LA CESIONARIA, desde ahora, a elevarlos a escritura pública ante el fedatario público de su elección y sin necesidad de la comparecencia de EL CEDENTE.

OCTAVA.

Leyes Aplicables y Jurisdicción.

Este Contrato de Cesión de Derechos, que se celebra en términos del artículo 78 del Código de Comercio, es de naturaleza mercantil, por lo que, para todo lo no expresamente estipulado en el presente Contrato y para la interpretación y cumplimiento del mismo, las Partes se someten a las disposiciones legales aplicables en la República Mexicana, especialmente a las de la Ley Minera, su Reglamento, la Ley Federal de Derechos, el Código de Comercio y el Código Civil Federal.

Todas las desavenencias que deriven, resulten, o se relacionen con este Contrato serán resueltas definitivamente en arbitraje, de acuerdo con el Reglamento de Arbitraje de la Cámara Internacional de Comercio (International Chamber of Commerce), por uno o tres árbitros que sean nombrados conforme a dicho Reglamento.

Las leyes aplicables al fondo del asunto serán las mencionadas en el primer párrafo de esta Cláusula y cualesquiera otras disposiciones legales que resulten aplicables en los Estados Unidos Mexicanos. La sede del arbitraje será la Ciudad de México, Distrito Federal, y el idioma en que se llevará el arbitraje será el español. El laudo que emita el Tribunal Arbitral será final y definitivo, por lo que las Partes renuncian expresamente a promover ulterior recurso en contra del mismo.

NOVENA. Avisos y Notificaciones.

Para todos los efectos de este Contrato, las Partes se comunicarán por escrito. Dichas comunicaciones podrán se realizadas mediante su entrega, con acuse de recibo, a la dirección física de cualquiera de ellas; o mediante telefax con confirmación de recibo por esa misma vía; o mediante correo electrónico con confirmación de recibo por esa misma vía. A tales efectos, las Partes establecen sus datos de contacto para sus notificaciones como sigue:

EL CEDENTE

MANUEL DE JESUS HERNÁNDEZ TOVAR

Calle Teodoro Mariscal No. 914,

Fraccionamiento Estadio,

C.P. 82140, Mazatlán, Sinaloa

Correo electrónico:

manuelhernandextovar@hotmail.com

Tel/Fax: 669-9833434

LA CESIONARIA

REAL DE PLATA RESOURCES, S.A. DE C.V.

Av. Vallarta No. 71

Col. Villa Fontana

Hermosillo, Sonora

C.P. 83125

Tel/Fax:  604 713 8010

Atención: Representante Legal

Cualquier cambio en los domicilios arriba mencionados deberá ser notificado por una Parte a la otra y sólo tendrá validez luego de realizada y recibida dicha notificación. Si una Parte omite informar por escrito a la otra de su cambio de domicilio, todas las notificaciones que se hagan en el último domicilio que dicha Parte hubiese designado por escrito, se considerarán plenamente válidas y surtirán todos sus efectos.

DÉCIMA . Cesión

EL CEDENTE autoriza desde ahora y expresamente a LA CESIONARIA a ceder a cualquier tercero, sin necesidad del consentimiento de EL CEDENTE, los derechos y las obligaciones que de este Contrato derivan a favor y a cargo de LA CESIONARIA; lo anterior siempre que: (i) en el documento en que conste dicha cesión de derechos y obligaciones, conste la aceptación expresa del cesionario de subrogarse en el goce de todos los derechos y en el cumplimiento de todas las obligaciones que por virtud de este Contrato adquiere LA CESIONARIA; y, (ii) con posterioridad a la celebración de dicho contrato, se dé aviso por escrito a EL CEDENTE, informando los datos del tercero que adquirió la totalidad de los derechos y las obligaciones derivados del Contrato contenido en este documento.

DÉCIMA PRIMERA. Idiomas

Las Partes reconocen que este Contrato ha sido suscrito tanto en el idioma castellano como en el idioma inglés, y acuerdan, para todos los fines legales a que haya lugar, que la versión suscrita en idioma castellano será la versión prevaleciente y que la versión en idioma inglés será considerada únicamente como una traducción de la versión en idioma castellano.

El presente Contrato se firma por cuadruplicado, uno para cada una de las Partes, uno para fines notariales y el restante para el Registro Público de Minería, y una vez leído lo ratifican en todos sus términos y firman para debida constancia, EL CEDENTE y LA CESIONARIA en la ciudad de Mazatlán, Sinaloa, México, el día 26 de Agosto de 2010.

EL CEDENTE

/s/ Manuel De Jesus Hernandez Tovar

MANUEL DE JESUS HERNANDEZ TOVAR

LA CESIONARIA

/s/ Philip Denis De Souza

REAL DE PLATA RESOURCES, S.A. DE C.V.

Representada por

El Sr. PHILIP DENIS DE SOUZA

ASSIGNMENT RIGHTS AGREEMENT, HELD ON ONE HAND BY MR. MANUEL DE JESUS HERNANDEZ TOVAR, AND ON THE OTHER HAND BY REAL DE PLATA RESOURCES, S.A. DE C.V., REPRESENTED IN THIS ACT BY MR. PHILIP DENIS DE SOUZA, PURSUANT TO THE FOLLOWING:

1.

MANUEL DE JESUS HERNANDEZ TOVAR (hereinafter called “THE ASSIGNOR”) acting on his own right, Mexican, of legal age, domiciled in Calle Teodoro Mariscal No. 914, Fraccionamiento Estadio, Zip Code 82140, Mazatlan, Sinaloa, single, and legally able to contract and hold mining concessions, and registered with the Federal Taxpayer Registry (FTR) under the code HETM531219N15.

as one party, and as the other party,

2.

REAL DE PLATA RESOURCES, S.A. DE C.V. (hereinafter called “THE ASSIGNEE”), a mining company incorporated pursuant to the laws of the United States of Mexico, incorporated through public writ number 4,078 passed under the certification of the Notary Public number 4 of the City of Guadalajara, Jalisco, on November 8, 2007, legally able to hold mining concessions and to celebrate  all types of contracts related to such mining concessions, represented herein by its attorney-in-fact, Mr. PHILIP DENIS DE SOUZA, whose representation arises from the power-of-attorney granted through public writ number 4,190 passed under the certification of the Notary Public number 4 of the City of Guadalajara, Jalisco, on January 14, 2008.

Each of THE ASSIGNOR and THE ASSIGNEE are hereinafter individually referred to as a “Party” and jointly referred to as the “Parties”.

BACKGROUND:

1.

MANUEL DE JESUS HERNANDZ TOVAR acquired THE CONCESSIONS through different Assignment of Rights Contract , documents that are registered in the Public Mining Registry of the General Mining Direction.

2.

Mr. MANUEL DE JESUS HERNANDZ TOVAR wishes to assign THE CONCESSIONS to REAL DE PLATA RESOURCES, S.A. DE C.V., according to this document.

WHEREAS

A)

In order for THE ASIGNEE to become the titleholder of the mining concession titles  covering the land lots described in Annex “A” to this Contract (hereinafter identified as THE CONCESSIONS), THE ASSIGNOR wishes to assign THE ASIGNEE, and THE ASIGNEE wishes to acquire through assignment of THE ASSIGNOR,  the mining rights arising of the mining concession titles covering THE CONCESSIONS (hereinafter identified as “THE MINING RIGHTS”),

Based on the statements of the Parties in the preceding whereas, the Parties hereby grant the assignment of mining rights contract (hereinafter called  “THE CONTRACT”), which is comprised of the following clauses:

C L A U S E S

FIRST. Assignment of THE MINING RIGHTS

THE ASSIGNOR hereby in this act and irrevocably assigns and transfers THE MINING RIGHTS to THE ASSIGNEE, free from any charge, pledge, encumbrance, affecting measure or limitation of any type. For its part, THE ASSIGNEE accepts such assignment.

SECOND. Price

2.1

The Parties agree that the price for the assignment and transfer established in this Contract, shall be the sum resulting from applying a royalty of zero point thirty-three percent (0.33%), calculated on the net smelter returns (NSR) on the minerals extracted and recovered from the mining concessions resulting from THE CONCESSIONS (once issued), in accordance with the formula and regulations established in Annex  “B” from this Contract.

2.2

The pertinent Value Added Tax (VAT) shall be added to all payments qualifying as price for the assignment and transfer established in this Contract, which shall be paid in Mexican pesos.

2.3

Since THE ASSIGNOR qualifies under a regime were he is exempt before the tax authorities, no income tax or VAT withholdings will apply to the payments made to THE ASSIGNOR under this Clause according to the applicable regulations. For each payment received by THE ASSIGNOR, he shall issue an invoice expressly breaking down the VAT and fulfilling all applicable tax requirements.  Each Party shall be obliged to fulfill the obligations imposed by the applicable legal provisions on tax matters, including the obligation to file tax returns and to pay the pertinent taxes, as applicable.

THIRD. Fees, Duties, Taxes and Expenses

All notary fees and expenses, and registration rights resulting from the entering into and execution of this Contract or the assignment and transfer established in this Contract, shall be paid by THE ASSIGNEE, but the legal fees and expenses incurred by each Party for entering into this Contract shall be paid by the pertinent Party, and the taxes levied on the revenues obtained by THE ASSIGNOR shall be paid by the latter.

All charges, duties, taxes, rights, etc., levied on the title holding of the mining concessions that cover THE CONCESSIONS or otherwise related to such mining concessions, including without limitation the mining rights (derechos sobre minería), within the date of signature and ratification before Notary Public of the present contract of both parties,  shall be for the account of and paid by THE ASSIGNEE.

FOURTH. Additional Obligations of THE ASSIGNOR

In addition to the obligations assumed by THE ASSIGNOR in the preceding Clauses, THE ASSIGNOR shall have the following additional obligations:

4.1

Not to request, do or accept modifications or changes to the information contained in THE CONCESSIONS, not to request or accept the reduction, division or unitization of the area covered by any of THE CONCESSIONS nor give up THE MINING RIGHTS

4.2

Maintain THE MINING RIGHTS free from charges, pledges or encumbrances or limitations of any type.

4.3

Hold THE ASSIGNEE harmless against any claims and liabilities that may be attributed to it, for actions or omissions directly attributable to THE ASSIGNOR and of the latter exclusive responsibility.

4.4

Cooperate with THE ASSIGNEE in any process or procedure required by the latter to ensure access to the land lots covering THE CONCESSIONS.

4.5

Use its best efforts: (i) to prevent access at any time to the land lots covering THE CONCESSIONS by third parties other than THE ASSIGNEE, and (ii) not to allow invasions by third parties, or that third parties carry out exploration, hauling or picking up works of minerals in the land lots covering THE CONCESSIONS.

FIFTH.

 Representations and Warranties

5.1

Representations and warranties of THE ASSIGNEE: THE ASSIGNEE represents and warrants to THE ASSIGNOR, and understands that THE ASSIGNOR enters into this Contract assuming the veracity and accuracy of those representations and warranties, the following:

a)

THE ASSIGNEE is a legal entity validly organized and existing under Mexican laws, has a lawful corporate purpose and is in good standing under the applicable laws and regulations;

b)

THE ASSIGNEE is legally able to assume obligations under this Contract, and the entering into of this Contract has been sufficiently authorized by the relevant internal corporate authorities in accordance with its by-laws and the applicable law; the entering into this Contract does not constitute a violation of its by-laws, of prior contracts in force, or of the legislation applicable to it; the person signing this Contract on its behalf has been duly and sufficiently empowered to exercise the rights and to fulfill the obligations arising from the entering into of this Contract and its related and execution documents; and

c)

There is no contract currently in force nor a claim or rights of third parties, nor legal, judicial or administrative actions or investigations, existing or foreseeable, from which the invalidity or ineffectiveness of this Contract may result, and which could prevent or restrict its ability to enter into such Contract or to carry out the activities related to its performance.

5.2

Representations and warranties of THE ASSIGNOR: THE ASSIGNOR represents and warrants to THE ASSIGNEE, and understands that THE ASSIGNEE enters into this Contract assuming the veracity and accuracy of those representations and warranties, the following:

a)

THE ASSIGNOR is a Mexican citizen, legally able to apply for, acquire and hold mining rights, is not disqualified in any manner and is legally able to be bound under this Contract;

b)

THE ASSIGNOR does not require any authorization from third parties to exercise the rights and fulfill the obligations arising from this Contract and its related and execution documents, and the rights THE ASSIGNOR holds are not subject to any legal or contractual tenancy in common or co-ownership;

c)

THE ASSIGNOR is not subject to bankruptcy, arrears or any regime resulting in any restrictions to the exercise of his rights or the disposition of his goods, including without limitation THE MINING RIGHTS;

d)

This Contract shall be mandatory and binding for each of his successors or heirs;

e)

There are no preferential rights, current contracts, or third party agreements or rights preventing or limiting his capacity to assign and transfer THE MINING RIGHTS under the terms described in this Contract;

f)

THE ASSIGNOR has not performed any act to encumber, affect or limit in any manner whatsoever THE MINING RIGHTS, and accordingly, THE ASSIGNOR warrants that THE MINING RIGHTS can be freely assigned and transferred by THE ASSIGNOR without requiring authorization from, or prior notice to, third parties, including governmental authorities;

g)

THE ASSIGNOR has complied with all obligations established in the legal provisions applicable to THE CONCESSIONS and, accordingly, warrants that the rights and capacity of THE ASSIGNOR, regarding THE CONCESSIONS, have not been limited or revoked and has not incurred in cause of nullity, suspension, or groundlessly of rights and that, moreover, is not under awareness of opposition of any third party regarding the signature of this document.

h)

The entering into and the performance of this Contract by THE ASSIGNOR will not result in or cause:

i.

Any conflict with, or a violation or breach of, any contract to which THE ASSIGNOR is a party or any regulation to which he is subject;

ii.

Any conflict with, or a violation of, any rule applicable to THE ASSIGNOR;

iii.

Any violation of any regulation, or judicial or administrative order to which THE ASSIGNOR may be subject; or

iv.

The triggering in favor of any third party of a right to acceleration, termination or indemnity under any contract to which THE ASSIGNOR is a party.

i)

The financial situation of THE ASSIGNOR is of adequate solvency, and there is no risk of seizure or judicial or administrative execution measures against his patrimony arising from debts or disputes with third parties.

j)

There is no litigation, legal action or administrative or judicial procedure to which THE ASSIGNOR is a party, the results of which substantially affects or may affect his financial situation or his title or ability to dispose of THE MINING RIGHTS.

k)

THE ASSIGNOR compels to provide to THE ASIGNEE every information that requires, and to sign, accredit and fulfill any other requirement necessary, compromising as well as warranty of title, including the presentation and solution to any breach of duty prior to the date of this contract, for those obligations regarding the THE CONCESSIONS, that may arise after the signature of this instrument.

SIXTH. Non-compliance

Non-compliance by a Party with the obligations assumed under this Contract shall entitle the other Party to request immediate compliance with the non-complied obligations; for this purpose, such Party shall request in writing to the non-complying Party compliance with such obligations and if, after elapsing thirty (30) days from the date of delivery of the request, the non-compliance persists and no reasonable efforts have been made to remedy such non-compliance, the affected Party shall be entitled, at his/its option, to judicially request the mandatory compliance of the non-complied obligations or to terminate this Contract, being also entitled to request the payment of damages and nuisance.

SEVENTH.

Entire Agreement

This Contract comprises the whole contract between the Parties with regard to its subject matter (that is, with regard to the assignment and transfer of THE MINING RIGHTS from THE ASSIGNOR to THE ASSIGNEE), and accordingly, leaves without effect any other contract, agreement or letter of intent previously entered into for the same subject matter.

All the terms and conditions of this Contract will oblige the heirs, legatees, successors and assigns of the Parties.

The Parties agree to ratify this Contract before a Notary Public, and THE ASSIGNEE undertakes to register with the Public Mining Registry Office this Contract; for this purpose, THE ASSIGNOR undertakes to provide and/or sign any additional document that may be necessary, as well as to cooperate extensively and in good faith to obtain such registration and to give full force and effect to this Contract, in accordance with the provisions of the Mining Law and its Regulations.

In the event that the Public Mining Registry, consider necessary that this document and the resulting from it maintain in public deed, THE ASSIGNOR, authorized THE ASIGNEE, from now, to elevate them to public deed before Notary Public of THE ASIGNEE’S choice and without the ASSIGNOR having to be present.

EIGHTH. Governing Laws and Jurisdiction

This Contract, entered into under the terms of Article 78 of the Code of Commerce, is of a commercial nature, and accordingly, for everything not expressly set forth herein and for the interpretation and performance of the same, the Parties submit themselves to the legal provisions applicable in the Republic of Mexico, in particular to the provisions of the Mining Law, its Regulations, the Federal Law on Rights, the Code of Commerce and the Federal Civil Code.

All disputes arising, resulting from or related to this Contract shall be finally resolved by arbitration, pursuant to the Arbitration Regulations of the International Chamber of Commerce, by one or three arbitrators appointed in accordance with the mentioned Regulations.

The laws applicable to the subject matter shall be those mentioned in the first paragraph of this Clause and any other legal provisions that may be applicable in the United States of Mexico. The seat of the arbitration shall be Mexico City, Federal District, and the language in which the arbitration will be conducted shall be Spanish. The award issued by the Arbitration Tribunal shall be final and absolute, and accordingly, the Parties expressly waive to file further recourse against such award.

NINTH. Communications and Notices

For all purposes of this Contract, the Parties shall communicate in writing. These notices may be delivered, with acknowledgment of receipt, to the physical address of any of them; or through telefax with acknowledgement of receipt by the same way; or by electronic mail with acknowledgment of receipt by the same way. For this purpose, the Parties provide the following contact data for their notices:

THE ASSIGNOR

MANUEL DE JESUS HERNÁNDEZ TOVAR

Calle Teodoro Mariscal No. 914.

Fraccionamiento Estadio

C.P. 82140, Mazatlán, Sinaloa

E-mail:

manuelhernandextovar@hotmail.com

Tel/Fax: 669-9833434

THE ASSIGNEE

REAL DE PLATA RESOURCES, S.A. DE C.V.

Av. Vallarta No. 71

Col. Villa Fontana

Hermosillo, Sonora

C.P. 83125

 Tel/Fax: (604) 713 8010

Atención: Representante Legal

Any change of the above-mentioned domiciles shall be notified by one Party to the other and shall only be valid after delivering and receiving such notice. If a Party omits to notify its change of domicile in writing to the other Party, all notices delivered to the last domicile designated in writing by such Party shall be deemed fully valid and have all legal force and effect.

TENTH. Assignment

THE ASSIGNOR does from now on and expressly authorize THE ASSIGNEE to assign to any third party, without the consent from THE ASSIGNOR, the rights and obligations arising from this Contract in favor of and borne by THE ASSIGNEE; the foregoing provided that: (i) the document evidencing such assignment of rights and obligations evidences the express acceptance of the assignee to subrogate itself in the enjoyment of all the rights and in the compliance with all the obligations acquired by THE ASSIGNEE under this Contract; and, (ii) subsequently to entering into such contract, delivers a written notice to THE ASSIGNOR informing about the data of the third party who acquired all of the rights and obligations arising from the Contract comprised herein.

ELEVENTH. Languages

The Parties acknowledge that this Contract has been executed in both the Spanish language and the English language, and agree that, for all applicable legal purposes, the version executed in the Spanish language shall be the controlling version and that the version in the English language shall be deemed only as a translation of the Spanish version.

This Contract is signed in four counterparts, one for each one of the parties, one for notary means and the rest for the Public Mining Registry, once read it is ratified in all of its terms and signed for duly record, THE ASSIGNOR and THE ASSIGNEE in the city of Mazatlán, Sinaloa, Mexico, on August 26, of 2010.

THE ASSIGNOR

/s/ Manuel De Jesus Hernandez Tovar

MANUEL DE JESUS HERNANDEZ TOVAR

THE ASSIGNEE

/s/ Philip Denis De Souza

REAL DE PLATA RESOURCES, S.A. DE C.V.

Represented by

PHILIP DENIS DE SOUZA

3

ANEXO “B”

REGALÍA SOBRE INGRESOS NETOS DE FUNDICIÓN

Conforme a la Cláusula Segunda del Contrato de Cesión de Derechos Mineros (en adelante denominado el “Contrato”), pudiere hacerse pagadera una regalía calculada en base a los ingresos netos de fundición, a EL PROMITENTE. Este Anexo “B” estipula la manera en que se calculará y pagará dicha regalía de producción (en adelante denominada la “Regalía”).  La Regalía se pagará sobre cualquier producción a escala comercial de Mineral que sea extraído de LAS CONCESIONES. A menos que aquí se defina lo contrario, los términos en mayúsculas o con su primera letra en mayúsculas utilizados en este anexo “B” tendrán el significado que se les asigna en el Contrato.

1.

Definiciones.  Tal como se utilizan en este anexo “B”, las palabras y expresiones siguientes con su primera letra en mayúsculas tendrán los significados establecidos a continuación:

“Beneficiario” significa EL CEDENTE, cualquier entidad sucesora y cualquier cesionario de la totalidad o cualquier porción de la Regalía.

“Contrato” significa el Contrato de Cesión de Derechos Mineros al que se anexa este documento como anexo “B”.

“Cotización del Precio del Mineral” para el oro en cualquier Día Hábil en Londres en particular, significa la cotización diaria de la tarde (precio de cierre) de la Asociación del Mercado de Metales Preciosos de Londres (London Bullion Market Association) (referida comúnmente como la “segunda fijación de precio de Londres” o second London fixing, el “cierre de Londres” o London closing, o “la fijación de precio de Londres p.m.” o London fixing p.m.) para el oro en ese Día Hábil en Londres, según la misma es publicada por las pulicaciones Metals Week, The Wall Street Journal o cualquier otra publicación de confiabilidad comparable; y para cualquier otro mineral que no sea el oro en cualquier Día Hábil Comex, significa el precio de dicho mineral cotizado al cierre de los negocios en ese día por la Bolsa de Materias Primas de Nueva York (New York Commodity Exchange).  En caso que se descontinúe la publicación de la Cotización del Precio del Mineral o la negociación en la Asociación del Mercado de Metales Preciosos de Londres (London Bullion Market Association) o en la Bolsa de Materias Primas de Nueva York (New York Commodity Exchange), el Pagador seleccionará y utilizará una cotización comparable de materias primas, razonablemente aceptable para el Beneficiario, a fines de calcular la Regalía.  La Cotización del Precio del Mineral para el oro será por una onza troy de oro con ley de mínimo 0,995.

“Deducciones” tendrá el significado aquí asignado dentro de la definición de Ingresos Netos de Fundición estipulado más adelante en esta Sección 1.

 “Día Hábil Comex” significa cualquier día en que la Bolsa de Materias Primas de Nueva York (New York Commodity Exchange) esté abierta para la venta y negociación de materias primas.

“Día Hábil en Londres” significa cualquier día en que la Asociación del Mercado de Metales Preciosos de Londres (London Bullion Market Association) esté abierta para la venta y negociación de materias primas.

 “Filial del Pagador” significa: (a) cualquier persona o entidad que posea acciones u otra forma de participación en el capital social del Pagador; y (b) cualquier persona o entidad que sea propiedad o sea controlada por cualquier persona o entidad descrita en el literal (a) anterior.

“Ingresos Netos de Fundición” imputable a cualquier Trimestre Calendario en particular, significa el Valor Estipulado para ese Trimestre Calendario de todos los Minerales que acrediten a la cuenta del Pagador cualquier fundidor, refinador u otro comprador directo de primera mano de buena fe durante ese Trimestre Calendario, menos los costos y gastos siguientes (“Deducciones”): (i) todos los cargos y costos, si los hubiere, de carga y transporte de los Minerales (respecto a los que se paga la Regalía) a un fundidor, refinador o comprador directo de primera mano, junto con todos los costos de asegurar tales Minerales durante su tránsito; (ii) todos los cargos, costos y penalidades, si los hubiere, por el tratamiento, procesamiento, fundición y refinación de tales Minerales; (iii) todos los cargos, costos y comisiones, si las hubiere, de vender tales Minerales; y (iv) los pagos, impuestos u honorarios por las ventas o por motivos similares o relacionados que sean pagaderos por el Pagador o por cualquier operador o administrador de LAS CONCESIONES sujetas a la Regalía, si los hubiere, basados directamente e imputados realmente al valor o cantidad de los Minerales expedidos, pero excluyendo todos y cualesquiera de los siguientes pagos, impuestos y honorarios:

(1)

aquéllos basados en el ingreso neto o bruto que perciba el Pagador o cualquier operador o administrador de LAS CONCESIONES sujetas a la Regalía, es decir, el impuesto sobre la renta y el impuesto al valor agregado (IVA) que se causen a cargo y sean responsabilidad del Pagador;

(2)

aquéllos basados en el valor de LAS CONCESIONES sujetas a la Regalía, el privilegio de hacer negocios, y otros pagos, impuestos u honorarios basados en motivos similares;

(3)

aquéllos que no estén basados directamente e imputados realmente al valor o cantidad de los Minerales extraídos de LAS CONCESIONES; y

(4)

aquéllos pagaderos al operador de LAS CONCESIONES sujetas a la Regalía, basados directamente e imputados realmente al valor o cantidad de los Minerales expedidos.

En caso de que la fundición y/o refinación se realicen en instalaciones que sean propiedad de o sean controladas por el Pagador o una Filial del Pagador, los cargos, costos y penalidades por tales operaciones, incluyendo sin limitación por la carga, transporte y seguro asociado, equivaldrán a la suma que el Pagador o la Filial del Pagador hubiese pagado si tales operaciones se hubiesen realizado en instalaciones que no fuesen propiedad de o no estuviesen controladas por el Pagador o la Filial del Pagador, que ofrezcan, para ese momento, servicios comparables para productos comparables, de acuerdo con los términos y condiciones prevalecientes en el mercado.

 “Mineral” significa todas las menas, concentrados, precipitados y productos extraídos, producidos, recuperados y vendidos, que provengan directamente de LAS CONCESIONES que estén sujetas a la Regalía (exceptuando la Producción No Comercial), cuyo precio de venta sea acreditado a la cuenta del Pagador por un fundidor, refinador u otro comprador directo de primea mano de buena fe.

 “Pagador” significa la persona o entidad encargada de pagar la Regalía.

 “Porcentaje de los Ingresos Netos de Fundición” con respecto a cualquier Trimestre Calendario en particular, significa el porcentaje de los Ingresos Netos de Fundición que sea pagadero como Regalía para ese Trimestre Calendario, según lo determinado en la Sección 2 de este anexo “B”;

 “Precio Promedio del Mineral No Aurífero” con respecto a cualquier Trimestre Calendario en particular y con respecto a cualquier mineral distinto del oro en particular, significa el promedio aritmético sencillo de la Cotización del Precio del Mineral para ese mineral en cada Día Hábil Comex durante ese Trimestre Calendario.

“Precio Promedio del Oro” con respecto a cualquier Trimestre Calendario, significa el promedio aritmético sencillo de la Cotización del Precio del Mineral para el oro en cada Día Hábil en Londres durante ese Trimestre Calendario.

 “Producción No Comercial” significa todas las menas, metales, minerales, colas, concentrados, precipitados y productos minerales extraídos de LAS CONCESIONES que están sujetas a la Regalía, con fines de realizar toda clase de pruebas, incluyendo, sin limitación, muestras a granel, ensayos, análisis geoquímicos, grado de respuesta a la molienda y lixiviación, y determinaciones de la recuperación, pruebas piloto de la planta y operaciones de prueba de descarga del molino (trómel);

“Regalía” significa la regalía de producción sobre los Ingresos Netos de Fundición que pudiere ser pagadera al Beneficiario conforme a la Cláusula Sexta del Contrato.

“Trimestre Calendario” significa cada período de tres meses que finaliza el 31 de marzo, el 30 de junio, el 30 de septiembre y el 31 de diciembre de cada año calendario.

“Valor Estipulado” significa el precio de venta del Mineral acreditado a la cuenta del Pagador por un fundidor, refinador u otro comprador directo de primera mano de buena fe, durante cualquier Trimestre Calendario, es decir, el número acreditado de onzas de oro o de unidad de medida de volumen aplicable de cualquier otro Mineral distinto del oro, multiplicado por el Precio Promedio del Oro o por el Precio Promedio del Mineral No Aurífero, según el Mineral de que se trate, para ese Trimestre Calendario.

2.

Regalía de producción.  El Pagador pagará en dinero en efectivo al Beneficiario una Regalía igual al porcentaje establecido en la Cláusula Segunda del Contrato sobre los Ingresos Netos de Fundición que se obtengan de los Minerales extraídos, recuperados y vendidos que provengan directamente de LAS CONCESIONES sujetas a la Regalía, durante cada Trimestre calendario, basada en el Precio Promedio del Oro o en el Precio Promedio del Mineral No Aurífero, según el Mineral de que se trate, para el Trimestre Calendario que corresponda. El Pagador no tendrá obligación de pagar Regalía alguna sobre la Producción No Comercial.

3.

Pago.  Dentro del período de veinte (20) días hábiles contados después de finalizar cada Trimestre Calendario y sujeto a los ajustes aplicables estipulados en este anexo “B”, el Pagador pagará al Beneficiario la Regalía imputable a ese Trimestre Calendario.  Dicho pago será un pago dinerario, ya sea en dinero en efectivo, cheque, transferencia bancaria o cualquier instrumento monetario de pago, a menos que el Beneficiario opte por tomar la Regalía en especie de acuerdo con la Sección 6 de este anexo “B”.  En caso de que dicho pago se haga exigible antes de la liquidación final de las cuentas con un fundidor, refinador u otro comprador directo de primera mano de buena fe, respecto de uno o más lotes de Mineral, el Pagador pagará al Beneficiario una Regalía provisional basada en la liquidación preliminar de cuentas. Los pagos de la Regalía provisional estarán sujetos a ajuste posterior según lo estipulado más adelante en la Sección 4.

4.

Ajustes.  En caso de que el Pagador determine que cualquier pago de Regalía se efectúo por menos o por más de lo efectivamente debido, el Pagador corregirá dicho pago de menos o de más ajustando la cantidad del pago inmediatamente siguiente de la Regalía de acuerdo a dicha determinación.

5.

Declaración.  En el momento en que el Pagador haga cualquier pago de la Regalía, proporcionará directamente al Beneficiario una breve declaración escrita estableciendo la manera cómo se calculó dicho pago de la Regalía e incluyendo detalles de cualquier determinación efectuada por el Pagador respecto al pago de menos o de más de la Regalía. Se considerará que el Beneficiario ha renunciado irrevocablemente a cualquier derecho que pudiere haber tenido a cuestionar u objetar cualquier pago en particular de la Regalía, a menos que notifique al Pagador por escrito tal cuestionamiento indicando los motivos específicos para ello, dentro del período de seis (6) meses después de recibir la declaración del Pagador con respecto a dicho pago.

6.

Opción de Tomar la Regalía en Especie.  El Beneficiario podrá optar, proporcionando para ello notificación escrita al Pagador con al menos sesenta (60) días naturales de antelación al comienzo de cualquier Trimestre Calendario, por tomar en especie la Regalía correspondiente a cualquier Mineral que sea refinado en ese Trimestre Calendario en lugar de tomar la Regalía correspondiente al mismo en dinero en efectivo. En caso de que el Beneficiario no dé al Pagador la notificación antes referida con la antelación necesaria, se entenderá que el Beneficiario está de acuerdo en recibirla en dinero en efectivo. Está opción será irrevocable respecto al Trimestre Calendario en cuestión.  En caso que el Beneficiario opte por tomar en especie, tendrá derecho a tomar un porcentaje igual al de la Regalía, respecto de todo el Mineral que se refine durante ese Trimestre Calendario, sujeto a la obligación de correr con ciertos costos y gastos, sin duplicación, tal como se describe a continuación. El Beneficiario tendrá derecho a tomar la entrega de su cuota de Mineral únicamente en la refinería, después de haberlo refinado. El Beneficiario asumirá y pagará inmediatamente el Porcentaje de los Ingresos Netos de Fundición que le corresponda respecto de todos los conceptos que integran las Deducciones relacionadas con el Mineral tomado en especie. El Beneficiario hará todos los arreglos necesarios para tomar la entrega de su cuota de producción en la refinería, establecerá una cuenta en la refinería pertinente, en la que se depositará su cuota de la Regalía de dicho Mineral refinado y correrá con todos los costos, gastos, riesgos y responsabilidades asociadas con dicha toma, incluyendo sin limitación, los costos de separar la cuota del Beneficiario de la producción del Pagador y de cargar y sacar dicha cuota de producción de la refinería. Cualquier gasto extra incurrido en relación con la toma de la Regalía en especie o la segregación o división del Mineral con ello relacionada, correrá por cuenta y será pagada exclusivamente por el Beneficiario.  En caso de que el Beneficiario no tome su cuota de la producción en especie después de haber notificado al Pagador que así lo haría, está de acuerdo en que, si su cuota de producción se pierde, roba o daña de otra manera después de la división o segregación de la misma en la refinería, será el único responsable de ello y el Pagador no tendrá responsabilidad alguna al respecto y se considerará que ha cumplido plenamente con su obligación de pagar la Regalía en cuestión.

7.

Derecho a hacer auditorías.

(a)

Aspectos generales.  El Pagador llevará registros y libros contables exactos de todas las actividades mineras realizadas por él o bajo su control en LAS CONCESIONES sujetas al pago de la Regalía, que indiquen en particular la cantidad, ley y composición de todos los Minerales, todos los recibos de la venta de los mismos y todas las Deducciones.  El Beneficiario podrá, cuando así lo solicite, pero no más frecuentemente que una vez por cada período de seis (6) meses, por su sola cuenta y riesgo y corriendo con los gastos, dirigir o realizar, en momentos y lugares razonables, todas o cualquiera de las actividades siguientes:  (i) inspeccionar LAS CONCESIONES sujetas a la Regalía y cualquier lugar utilizado en relación con las actividades en ellas realizadas o relacionadas con el procesamiento, almacenamiento o transporte de cualquiera de los Minerales; (ii) inspeccionar, revisar y fotocopiar todos y cualesquiera libros, registros, documentos, correspondencia, planes mineros, datos geológicos, estudios y otra información, de cualquier tipo y descripción, perteneciente o relacionada de cualquier manera con el cálculo de la Regalía pagadera conforme al Contrato, las actividades mineras u otras efectuadas en LAS CONCESIONES sujetas al pago de la Regalía, o el procesamiento, almacenamiento o transporte de cualesquiera Minerales; y (iii) auditar los libros de contabilidad y todos los otros registros e información, de todo tipo y descripción, relacionados con el cálculo de los pagos de la Regalía conforme al Contrato.

(b)

Confidencialidad. Toda la información obtenida por el Beneficiario respecto a LAS CONCESIONES sujetas al pago de la Regalía, y a las actividades en las mismas, como resultado de la realización de cualquier auditoría o inspección, se mantendrá estrictamente confidencial y no se revelará a tercero alguno, así como tampoco al público, sin el consentimiento previo por escrito del Pagador.  Las obligaciones de confidencialidad estipuladas en esta Sección 7(b) no se aplicarán a información alguna que: (i) estaba, según quede demostrado de registros escritos, en posesión o bajo control del Pagador antes de la fecha en que se otorgó la Regalía; o (ii) era de dominio público para la fecha en que se otorgó la Regalía o pasó a ser de dominio público posteriormente sin incumplimiento de las obligaciones de confidencialidad estipuladas en este anexo, en el Contrato o en cualquier otro acuerdo. Tales obligaciones de confidencialidad tampoco se aplicarán a la revelación:

(1)

A una filial, consultor, contratista o subcontratista que tiene necesidad de buena fe de estar informado;

(2)

A cualquier tercero a quien el Beneficiario esté considerando hacer una transferencia de la totalidad o cualquier parte de su participación en la Regalía; o

(3)

A un organismo gubernamental, tribunal o bolsa de valores o al público, en la medida en que al Beneficiario le sea formalmente requerido ello, conforme a la ley o reglamento que le resulte aplicable o las reglas de cualquier bolsa de valores que le obliguen, siempre y cuando el Beneficiario se limite a proporcionar ante dichas instancias la información a la que se encuentre legalmente obligado;

en el entendido, sin embargo, que en cualquier caso en que el numeral (2) anterior de esta Sección 7 se aplique, el Beneficiario entregará notificación escrita al Pagador, con no menos de 48 horas de antelación, de la revelación y, en cualquier caso al que el numeral (3) anterior de ésta Sección 7 se aplique, el Beneficiario empleará sus mejores esfuerzos para entregar notificación escrita  al Pagador, con no menos de 48 horas de antelación, de la revelación. Con respecto a cualquier revelación que se haga conforme a los numerales (1) ó (2) de esta Sección 7, solamente se revelará la información confidencial que el tercero tenga legítima necesidad comercial de conocer, debiendo dicho tercero convenir primero por escrito que protegerá la información confidencial para que no siga revelándose, en la misma medida en que está obligado a hacerlo el Beneficiario conforme a este anexo “B”.

8.

Naturaleza de la Regalía.  La Regalía es intrínseca a LAS CONCESIONES  y será vinculante y operará en beneficio del Pagador y del Beneficiario y de sus respectivos sucesores y cesionarios permitidos. La Regalía aquí prevista es estrictamente pasiva y no participativa, no dando derecho al Beneficiario a participar en decisión alguna, de cualquier índole que sea, sobre LAS CONCESIONES sujetas al pago de la Regalía o sobre las actividades en ellas realizadas.  El Pagador no hace aseveración, garantía o promesa alguna de ningún tipo, expresa o implícita, relativa a LAS CONCESIONES, el desarrollo de las mismas o las actividades en ellas realizadas. El Pagador determinará, a su solo y absoluto criterio, si se llevarán a cabo actividades de exploración, desarrollo, producción u otras en LAS CONCESIONES, así como el momento, amplitud, lugar, alcance y método de las mismas, si las hubiere.

9.

 Cesión.  El Beneficiario no transferirá total o parcialmente su derecho a percibir la Regalía sin el consentimiento previo y por escrito del Pagador y sin primero ofrecer transferir dicha participación al Pagador en los mismos términos, condiciones y precio en que pretenda transferirla a un tercero independiente.  El Pagador podrá ceder sus derechos y obligaciones bajo este anexo “B” sin el consentimiento previo por escrito del Beneficiario, siempre y cuando el cesionario convenga por escrito en quedar vinculado por los términos de este anexo “B” y así lo notifique dicho cesionario por escrito al Beneficiario.

10.

 Idiomas. Las Partes reconocen que este anexo “B” ha sido suscrito tanto en el idioma castellano como en el idioma inglés, y acuerdan para todos los fines legales a que haya lugar, que la versión suscrita en idioma castellano será la versión prevaleciente y que la versión en idioma inglés será considerada únicamente como una traducción de la versión en idioma castellano.

ANNEX “B”

NET SMELTER RETURN ROYALTY

Pursuant to Clause Second of the Assigment Rights Agreement (hereinafter called the “Contract”), a royalty calculated on the net smelter returns (NSR) may become payable to THE OPTIONOR.  This Annex “B” sets forth the manner in which such production royalty (hereinafter called the “Royalty”) shall be calculated and paid. The Royalty shall be paid on the commercial scale production of Mineral extracted from the areas covered by THE CONCESSIONS . Unless otherwise defined herein, fully capitalized terms or terms with their initial letter in capitals used in this Annex “B” shall have the meaning assigned to them in the Contract.

1.

Definitions.  As used in this Annex “B”, the following capitalized words and phrases shall have the meanings set forth below:

 “Beneficiary” means THE ASSIGNOR, any successor and any assignee of all or of any portion of the Royalty.

“Contract” means the Assigment Rights Agreement which this document is attached as Annex “B”.

“Mineral Price Quotation” for gold on any particular London Business Day, means the daily afternoon fix (closing price) on the London Bullion Market Association (commonly referred to as the “second London fixing,” the “London Closing” the “London fixing p.m.”) for gold on that London Business Day, as published by Metals Week, The Wall Street Journal or other publication of comparable reliability; and for any other mineral other than gold on any Comex Business Day, means the price of such mineral quoted at the close of business on such day by the New York Commodity Exchange.  If publication of the Mineral Price Quotation or trading on the London Bullion Market Association or New York Commodity Exchange shall be discontinued, the Payor shall select and utilize a comparable commodity quotation, reasonably acceptable to the Beneficiary, for purposes of calculating the Royalty.  The Mineral Price Quotation for gold shall be for a troy ounce of gold of .995 minimum fineness.

“Deductions” shall have the meaning assigned thereto within the definition of Net Smelter Returns set forth below in this Section 1.

“Comex Business Day” means any day on which the New York Commodity Exchange is open for the sale and trading of commodities.

“London Business Day” means any day on which the London Bullion Market Association is open for the sale and trading of commodities.

“Payor’s Affiliate” means (a) any person or entity owning shares of stock or other form of participating interest in the capital stock of Payor, and (b) any person or entity owned or controlled by any person or entity described in the preceding clause (a).

“Net Smelter Returns” attributable to any particular Calendar Quarter, means the Stipulated Value for that Calendar Quarter of all Minerals that are credited to the account of Payor by a smelter, refiner or other bona fide first hand purchaser during that Calendar Quarter,  less the following costs and expenses (“Deductions”): (i) all charges and costs, if any, for loading and transporting Minerals (with respect to which the Royalty is paid) to a smelter, refiner, or first hand purchaser, together with all costs of insuring such Minerals in transit; (ii) all charges, costs and penalties, if any, for treating, processing, smelting and refining of such Minerals; (iii) all charges, costs and commissions, if  any, of  selling such Minerals; and (iv) sales, or other similar or related payment, tax or fee payable by the Payor or any operator or manager of THE CONCESSIONS subject to the Royalty, if any, based directly upon and actually assessed against the value or quantity of Minerals shipped, but excluding any and all of the following payments, taxes, and fees:

(1)

those based upon the net or gross income received by Payor or any operator or manager of THE CONCESSIONS subject to royalty, that is, income tax and value added tax (VAT) for the account and responsibility of Payor;

(2)

those based upon the value of THE CONCESSIONS subject to the Royalty, the privilege of doing business, or other similarly based payments, taxes or fees;

(3)

those not based directly upon and actually assessed against the value or quantity of Minerals extracted from THE CONCESSIONS and shipped; and

(4)

those payable to the operator of THE CONCESSIONS subject to Royalty based directly upon and actually assessed against the value or quantity of Minerals shipped.

In the event that smelting and/or refining are carried out in facilities owned or controlled by Payor or a Payor’s Affiliate, then charges, costs and penalties for such operations, including without limitation for loading, transportation and associated insurance, shall mean the amount that Payor or the Payor’s Affiliate would have paid if such operations were carried out at facilities not owned or controlled by Payor or the Payor’s Affiliate then offering comparable services for comparable products on prevailing market terms.

“Mineral” means all ores, concentrates, precipitates and products extracted, produced, recovered and sold, directly coming from THE CONCESSIONS subject to the Royalty (exclusive of Non-Commercial Production), the selling price of which is credited to the account of Payor by a smelter, refiner or other bona fide first hand purchaser.

“Payor” means the person or entity responsible for paying the Royalty.

“Net Smelter Returns Percentage” attributable to any particular Calendar Quarter means the percentage of the Net Smelter Returns payable as Royalty for that Calendar Quarter as determined under Section 2 of this Annex “B”;

“Non-Auriferous Mineral Average Price” with respect to any particular Calendar Quarter and any particular mineral other than gold, means the simple arithmetical average of the Mineral Price Quotation for that mineral on each Comex Business Day during that Calendar Quarter.

“Gold Average Price” for any Calendar Quarter, means the simple arithmetical average of the Mineral Price Quotation for gold on each London Business Day during that Calendar Quarter.

“Non-Commercial Production” means all ores, metals, minerals, tailings, concentrates, precipitates and mineral products extracted from THE CONCESSIONS subject to the Royalty for carrying out all kinds or tests, including without limitation for bulk samples, assays, geochemical analyses, amenability to milling and leaching and recovering determinations, pilot plant tests and test trommel operations;

“Royalty” means the production royalty on Net Smelter Returns that may become payable to the Beneficiary pursuant to Clause Sixth of the Contract.

“Calendar Quarter” means each three-month period ending on March 31, June 30, September 30 and December 31 of each calendar year.

“Stipulated Value” means the selling price of the Mineral credited to the account of Payor by a smelter, refiner or other bona fide first hand purchaser during any Calendar Quarter, that is, the credited number of ounces of gold or of the applicable measurement unit of volume for any other Mineral other than gold, multiplied by the Gold Average Price or the Non-Auriferous Mineral Average Price, depending on the relevant Mineral, for that Calendar Quarter.

2.

Production Royalty.  Payor shall pay in cash to the Beneficiary a Royalty equal to the percentage established in Clause Second of the Contract on the Net Smelter Returns obtained from the Minerals extracted, recovered and sold directly coming from THE CONCESSIONS subject to Royalty, during each Calendar Quarter, based upon the Gold Average Price or the Non-Auriferous Mineral Average Price, depending on the relevant Mineral, for the pertinent Calendar Quarter. Payor shall have no obligation to pay any Royalty whatsoever on Non-Commercial Production.

3.

Payment.  Within twenty (20) business days from the end of each Calendar Quarter, and subject to any applicable adjustments set forth in this Annex “B”, Payor shall pay to the Beneficiary the Royalty attributable to that Calendar Quarter.  Such payment shall be a monetary payment, whether in cash, check, bank transfer or any other monetary payment instrument, unless the Beneficiary elects to take the Royalty in kind pursuant to Section 6 of this Annex “B”.  In the event that such payment becomes due prior to final settlement with a smelter, refiner or other bona fide first hand purchaser for one or more Mineral plot, then Payor shall pay the Beneficiary a provisional Royalty based upon the preliminary settlement.  Payments of the provisional Royalty shall be subject to subsequent adjustment as provided below in Section 4.

4.

Adjustments.  In the event that Payor determines that any payment of Royalty was underpaid or overpaid, Payor shall correct such overpayment or underpayment by adjustment to the amount of the next subsequent payment of Royalty following such determination.

5.

Statement.  At such time as Payor makes any payment of Royalty, Payor shall provide directly to Beneficiary a brief written statement setting forth the manner in which such payment of Royalty was calculated and including details of any determination made by the Payor as to the over or under payment of Royalty.  Beneficiary shall be deemed to have irrevocably waived any right it may have had to dispute or oppose to any particular payment of Royalty unless Beneficiary notifies Payor in writing of such dispute, stating the specific grounds therefor, within six (6) months from the receipt of Payor’s statement with respect to such payment.

6.

Election to Take the Royalty in Kind.  Beneficiary may elect, by providing written notice to Payor not less than sixty (60) calendar days prior to the commencement of any Calendar Quarter, to take the Royalty in kind in respect of any Mineral which is refined in that Calendar Quarter instead of taking the Royalty corresponding to the same in cash. If Beneficiary does not deliver to Payor the above-mentioned notice as early as required, it shall be understood that Beneficiary agrees to receive it in cash.  Such election shall be irrevocable with respect to the Calendar Quarter in question.  In the event of such election by Beneficiary to take in kind, Beneficiary shall be entitled to take a percentage equal to the Royalty with regard to all Mineral which is refined during that Calendar Quarter, subject to the obligation to bear certain costs and expenses, without duplication, as described further below.  Beneficiary shall be entitled to take delivery of its share of Mineral only at the refinery after the refining thereof.  Beneficiary shall bear and promptly pay the Net Smelter Returns Percentage corresponding to him with respect to all items making up the Deductions related to the Mineral so taken in kind.  Beneficiary shall make all necessary arrangements to take delivery of its share of production at the refinery, shall establish an account at the applicable refinery into which its Royalty share of such refined Mineral shall be deposited, and shall bear all costs, expenses, risks and responsibilities associated with such taking, including without limitation the costs of separating the Beneficiary’s share from Payor’s production, and of loading and removing such share of production from the refinery. Any extra expenditure incurred in connection with the taking of the Royalty in kind or with the segregation or division of Mineral in connection therewith shall be borne and paid exclusively by Beneficiary.  Should Beneficiary fail to take its share of production in kind after having notified Payor that he would do so, the Beneficiary agrees that if his share of production is lost, stolen or otherwise damaged after the division or segregation thereof at the refinery, Beneficiary shall be solely responsible for such failure or loss and Payor shall have no responsibility therefor and shall be deemed to have fully performed its obligation to pay the Royalty in question.

7.

Audit Rights.

(a)

General.  Payor shall keep accurate accounting records and books of account for all mining operations conducted by it or under its control on THE CONCESSIONS subject to Royalty payment, showing in particular the quantity, grade and composition of all Minerals, all receipts from the sale thereof and all Deductions.  Beneficiary may, upon demand, but not more frequently than once in any six (6) month period, at its sole cost, risk and expense and at reasonable times and places, conduct or perform any or all of the following activities:  (i) inspect THE CONCESSIONS subject to Royalty and any sites utilized in connection with operations thereon or related to the processing, storage or transportation of any Minerals; (ii) inspect, review and photocopy any and all books, records, documents, correspondence, mine plans, geological data, studies and other information, of all types and descriptions whatsoever, pertaining or relating in any way to the calculation of the Royalty payable pursuant to the Contract, the mining or other operations conducted on THE CONCESSIONS subject to Royalty payment or the processing, storage or transportation of any Minerals; and (iii) audit the books of account and all other records and information, of all types and descriptions whatsoever, bearing upon the calculation of Royalty payments pursuant to the Contract.

(b)

Confidentiality.  All information obtained by Beneficiary with respect to THE CONCESSIONS subject to Royalty payment, and the operations thereon, as a result of the performance of any audit or inspection, shall be kept strictly confidential and shall not be disclosed to any third party or the public without the prior written consent of the Payor.  The obligations of confidentiality set forth in this Section 7(b) shall not apply with respect to any information that: (i) was, as shown by written records, in the possession or under the control of the Payor prior to the date on which the Royalty was granted, or (ii) was in the public domain as of the date on which the Royalty was granted or entered the public domain thereafter without violation of the obligations of confidentiality set forth herein, in the Contract or in any other agreement.  Such obligations of confidentiality shall also not apply to a disclosure:

(1)

To an affiliate, consultant, contractor or subcontractor that has a bona fide need to be informed;

(2)

To any third party to whom Beneficiary contemplates a transfer of all or any part of its interest in the Royalty; or

(3)

To a governmental agency, court or stock exchange or to the public to the extent in which Beneficiary is formally required to do so pursuant to the applicable Law or regulation or the rules of any stock exchange obliging Beneficiary, provided that Beneficiary limits itself to provide to such instances the information to which it is legally obliged;

provided that, in any case to which the foregoing item (2) of this Section 7 applies, Beneficiary shall give not less than 48 hours prior written notice to the Payor of the intended disclosure and, in any case to which the foregoing item (3) of this Section 7 applies, Beneficiary shall exercise its best efforts to give not less than 48 hours prior written notice to the Payor of the intended disclosure.  As to any disclosure pursuant to the foregoing items (1) or (2) of this Section 7, only such confidential information as such third party has a legitimate business need to know shall be disclosed and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as Beneficiary is obligated under this Annex “B”.

8.

Nature of the Royalty.  The Royalty shall run with THE CONCESSIONS, and be binding upon and inure to the benefit of Payor and Beneficiary and their respective permitted successors and permitted assigns.  The Royalty provided for herein is a strictly passive and non-participating interest and shall not entitle Beneficiary to participate in any decisions whatsoever concerning THE CONCESSIONS subject to Royalty payment or concerning the operations thereon.  Payor makes no representations, warranties or covenants whatsoever, express or implied, concerning THE CONCESSIONS, the development thereof or the operations thereon.  The Payor shall determine, at its sole and absolute discretion, whether or not any exploration, development, production or other operations will be conducted on THE CONCESSIONS , as well as the timing, extent, location, scope and method thereof, if any.

9.

 Assignment.  Beneficiary shall not fully or partially transfer its right to receive the Royalty without the prior written consent of Payor and without first offering to transfer such interest to Payor on the same terms, conditions and price on which Payee intends to transfer the same to an unrelated third party. The Payor may assign its rights and obligations under this Annex “B” without the prior written consent of Beneficiary, provided that the assignee agrees in writing to be bound by the terms of this Annex “B” and so notifies in writing to Beneficiary.

10.

 Languages. The Parties acknowledge that this Annex “B” has been executed in both the Spanish language and the English language, and agree that, for all applicable legal purposes, the version executed in the Spanish language shall be the controlling version and that the version in the English language shall be deemed only as a translation of the Spanish version.

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